Exhibit 21.1
CORPORATE HIERARCHY
ARCH COAL, INC.

Arch Coal Asia-Pacific PTE. LTD.	100%

Arch Coal Australia PTY LTD	100%
Arch Coal Australia Holdings PTY LTD	100%

Arch Reclamation Services, Inc.	100%

Arch Western Acquisition Corporation	100%

Arch Western Resources, LLC	99%
Arch of Wyoming, LLC	100%
Arch Western Finance LLC	100%
Arch Western Bituminous Group LLC	100%
Canyon Fuel Company, LLC	65%*
Mountain Coal Company, LLC	100%
Thunder Basin Coal Company, L.L.C.	100%
Triton Coal Company, L.L.C.	100%
Ark Land Company	100%
Western Energy Resources, Inc.	100%
Ark Land KH, Inc.	100%
Ark Land LT, Inc.	100%
Ark Land WR, Inc.	100%

Allegheny Land Company	100%

Apogee Holdco, Inc.	100%

Arch Coal Sales Company, Inc.	100%
Arch Energy Resources, LLC	100%

Arch Coal Terminal, Inc.	100%

Arch Coal West, LLC	100%

Arch Development, LLC	100%

Arch Receivable Company, LLC	100%

Ashland Terminal, Inc.	100%

Canyon Fuel Company, LLC	35%*

Catenary Coal Holdings, Inc.	100%
Cumberland River Coal Company	100%
Lone Mountain Processing, Inc.	100%

Catenary Holdco, Inc.	100%

Coal-Mac, Inc.	100%

Energy Development Co.	100%

Hobet Holdco, Inc.	100%

Jacobs Ranch Holdings I LLC	100%
Jacobs Ranch Holdings II LLC	100%
Jacobs Ranch Coal LLC	100%

Mingo Logan Coal Company	100%

Mountain Gem Land, Inc.	100%

Mountain Mining, Inc.	100%

Mountaineer Land Company	100%

Otter Creek Coal, LLC	100%

P.C. Holding, Inc.	100%

Prairie Holdings, Inc.	100%
Prairie Coal Company, LLC	100%

Saddleback Hills Coal Company	100%

*	NOTE: Canyon Fuel is listed in two places